Exhibit 99.1

CIT ANNOUNCES EXCHANGE OFFERS FOR CERTAIN OF ITS
OUTSTANDING NOTES AND EQUITY UNITS

     NEW YORK – November 17, 2008 – CIT Group Inc. (NYSE: CIT), a leading commercial finance company, today announced that it is commencing exchange offers for certain of its outstanding notes and all of its outstanding equity units related to its outstanding mandatory convertible senior notes to increase its regulatory capital in connection with its application to become a bank holding company. The exchange offers are the primary part of CIT's plans to raise approximately $1.4 billion of regulatory capital to support its application to become a bank holding company. In addition to the exchange offers, CIT intends to raise the remaining amount of required capital through a public or private offering of capital stock that would qualify as Tier 1 regulatory capital. CIT anticipates that this capital raising plan, in combination with as much as $2.5 billion of Tier 1 capital it has applied for through the U.S. Treasury's TARP Capital Purchase Program, would provide sufficient capital to exceed the applicable regulatory requirements including the “well capitalized” requirement applicable to a financial holding company.

Exchange Offer for Equity Units

     CIT is commencing an offer to exchange its outstanding equity units, stated amount $25 per unit (the “equity units”), for cash and shares of common stock, upon the terms and subject to the conditions set forth in its Offer to Exchange dated November 17, 2008 (the “offer to exchange”) and the related letter of transmittal (the “Convertible Debt Exchange”).

     Pursuant to the Convertible Debt Exchange, CIT is offering to exchange any and all of its equity units, which are comprised of (i) a purchase contract obligating the holder to purchase from CIT shares of CIT’s common stock, par value $0.01 per share (the “common stock”) and (ii) a 1/40 or 2.5% undivided beneficial interest in a $1,000 aggregate principal amount 7.50% senior note due November 15, 2015 (the “old senior notes”) for $4.00 cash (plus accrued but unpaid interest) and 0.7147 shares of CIT common stock (the “offer consideration”) per equity unit. The current outstanding principal amount of the old senior notes is $690 million. The Convertible Debt Exchange is not subject to proration.

     The Convertible Debt Exchange and withdrawal rights will expire at 11:59 p.m., New York City time, on December 15, 2008, unless extended by CIT (as such date may be extended, the “expiration date”). Validly tendered equity units may be withdrawn at any time prior to the expiration date by submitting a notice of withdrawal to the Exchange Agent, in accordance with the procedures described in the offer to exchange and in the letter of transmittal. In addition, if CIT has not accepted equity units for exchange by December 27, 2008, holders may withdraw their previously tendered equity units at any time thereafter until such equity units are accepted for exchange. Once equity units are accepted for exchange, they cannot be withdrawn.

     The Convertible Debt Exchange is not subject to a minimum condition and is not conditioned upon the completion of the Notes Offer described below.

     Questions about the Convertible Debt Exchange offer should be directed to D.F. King & Co., Inc., the exchange agent and information agent for the offers, at (800) 758-5880 (U.S. toll-free) or (212) 269-5550 (collect). Holders of equity units who desire a copy of the offer to exchange or other related documents should contact D.F. King & Co., Inc. at the above numbers.

Exchange Offer for Notes

     CIT is also commencing an offer to exchange up to $1,500,000,000 of its outstanding notes (the “old notes”) specified in the table below for up to $350,000,000 in cash and up to $1,000,000,000 of newly-issued 12% Subordinated Notes due 2018 (the “new notes”), upon the terms and subject to the conditions set forth in the Confidential Offering Memorandum dated November 17, 2008 (the “notes offering memorandum”), and the related letter of transmittal (the “Notes Offer”).

Outstanding
	Principal	Interest	Maturity
CUSIP/ISIN	Amount	Rate	Date

125581CT3 / US125581CT31	$500,000,000	5.400%	February 13, 2012
125577AZ9 / US125577AZ98	$2,000,000,000	7.625%	November 30, 2012
125581AX6 / US125581AX60	$500,000,000	5.400%	March 7, 2013

125581AH1 / US125581AH11	$750,000,000	5.000%	February 13, 2014
125581AK4 / US125581AK40	$750,000,000	5.125%	September 30, 2014

125581AR9 / US125581AR92	$750,000,000	5.000%	February 1, 2015

125581AW8 / US125581AW87	$750,000,000	5.400%	January 30, 2016

125581CS5 / US125581CS57	$500,000,000	5.850%	September 15, 2016

125577AY2 / US125577AY24	$750,000,000	5.650%	February 13, 2017
12560PFP1/ US12560PFP18	$500,000,000	5.800%	October 1, 2036(1)

125581AY4 / US125581AY44	$500,000,000	6.000%	April 1, 2036

(1) This series of old notes is subject to a put on October 1, 2018.

     Under the terms of the Notes Offer, eligible holders who participate may elect to receive either (i) new notes or (ii) a combination of new notes and cash. The new notes will be unsecured subordinated obligations of CIT. The Notes Offer will be subject to proration.

     Holders who validly tender their old notes prior to 5:00 p.m., New York City time, on December 1, 2008 (unless extended by CIT with respect to any or all series of old notes) (the “early delivery time”) and who do not validly withdraw their tenders, will be paid $50 in principal amount of new notes for each $1,000 principal amount of old notes tendered.

     The Notes Offer will expire at 11:59 p.m., New York City time, on December 15, 2008 (unless extended by CIT). Tendered old notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on December 1, 2008 (unless extended by CIT), but not thereafter.

     The new notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) who are “non-U.S. qualified offerees” within the meaning of Article 2.1(e) of the Prospectus Directive as adopted within each relevant member state of the European Economic Area, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act. CIT will enter into a registration rights agreement in connection with the Notes Offer, pursuant to which, under certain circumstances, it will agree to file an exchange offer registration statement or a shelf registration statement with respect to the new notes.

     The Notes Offer is conditioned upon the satisfaction or waiver of certain conditions including the approval by the Board of Governors of the Federal Reserve System of CIT’s application to become a bank holding company and a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended and the commitment to purchase by the U.S. Department of the Treasury CIT senior perpetual preferred stock pursuant to the Capital Purchase Program created under the Emergency Economic Stabilization Act of 2008. The Notes Offer is not conditioned upon the completion of the Convertible Debt Exchange described above.

     Documents relating to the Notes Offer will only be distributed to noteholders who complete and return a letter of eligibility confirming that they are within the category of eligible holders for the private offer.

     CIT cannot assure that it will obtain Federal Reserve approval to become a bank holding company or a financial holding company or that any of the investments or transactions described above, including the exchange offers, will be completed, and if completed, whether they will achieve a sufficient amount of capital to satisfy the applicable capital adequacy requirements or will otherwise be successful.

     This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the common stock or the new notes. The offers to exchange the old notes or the equity units, as applicable, are only being made pursuant to the offering memorandum or offer to exchange, respectively, and the related letters of transmittal. The offers are not being made to holders of the old notes or equity units in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     Wachtell, Lipton, Rosen & Katz served as legal advisor to CIT.

About CIT
CIT (NYSE: CIT) is a global commercial finance company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $70 billion in managed assets and provides financial solutions for more than half of the Fortune 1000. A member of the S&P 500 and Fortune 500, it maintains leading positions in asset-based, cash flow and Small Business Administration lending, equipment leasing, vendor financing and factoring. The CIT brand platform, Capital Redefined, articulates its value proposition of providing its customers with the relationship, intellectual and financial capital to yield infinite possibilities. Founded in 1908, CIT is celebrating its Centennial throughout 2008. www.cit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include, among others, capital markets liquidity; risks of and/or actual economic slowdown, downturn or recession; industry cycles and trends; demographic trends; risks inherent in changes in market interest rates and quality spreads; funding opportunities and borrowing costs; conditions and/or changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; adequacy of reserves for credit losses; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; changes in laws or regulations governing our business and operations; changes in competitive factors; future acquisitions and dispositions of businesses or asset portfolios; the success, or lack thereof, of the transactions and other initiatives described in this press release, including our application to the Federal Reserve to become a bank holding company and a financial holding company and the submission of our application to the U.S. Treasury to participate in the Capital Purchase Program by selling preferred stock to the U.S. Treasury; and if our application to the Federal Reserve to become a bank holding company and a financial holding company is successful, risks associated with our being a bank holding company and a financial holding company, including, but not limited to, whether our existing business activities are permissible activities. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com